EXHIBIT 4.6


                                MIDSOUTH BANCORP, INC.

                  1997 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                           ARTICLE I.  PURPOSE OF THE PLAN

               The Plan's purpose is to give holders of Common Stock ("Stock") of MidSouth Bancorp, Inc. (the "Company") a simple and convenient way of reinvesting dividends to acquire Stock at current market prices, without paying brokerage commissions or other costs. Participants may also contribute additional amounts (an "OCC") to the Plan to purchase Stock. Capitalized terms not otherwise defined herein are defined in Article X.

                     ARTICLE II - ENROLLMENT, DEPOSIT, INVESTMENT
                            AND DIVIDEND PAYMENT ELECTIONS

               2.1. Enrollment.  (a) Any  Holder  may  participate by
          sending the Administrator an enrollment form designating at least 25 shares of his Record Stock that will be Participating Stock and submitting for deposit the certificate therefor, with such documentation as the Administrator requires. An employee of the Company or any subsidiary not otherwise a Holder may participate by authorizing payroll deductions of at least $40 per deduction, which will constitute an OCC for such amount, and providing an enrollment form to the Company. A Street Name Owner may not participate, but may become eligible to do so by having Stock registered in his name. A Participant may at any time increase or decrease his Participating Stock by sending the Administrator a revised enrollment form.

                 (b)Any transferee of a Participant may participate by submitting an enrollment form and otherwise complying
          with  Section  4.2,  except  that  the  Company   and   the
          Administrator may reject an application of a former Participant whose Account was terminated under Section 4.5.

               2.2. Optional Deposits of Stock. After he establishes an Account, a Participant may at any time deposit Record Stock of his into his Account by delivering the stock certificates and such documentation as the Administrator requires. A Participant or Plan applicant delivering Stock certificates for deposit is eligible for insurance against their loss, if he delivers them by registered first class mail to the Administrator. The maximum protection is the lesser of $100,000 or the current market value of the Stock represented by such certificates. Claims for such insurance must be submitted to the Administrator within thirty calendar days after the certificates were mailed to it, and, if the claimant is a Plan applicant, he must also enroll in the Plan in conjunction with the processing of his claim.

               2.3. OCCs. A Participant may elect to make an initial OCI upon enrolling in the Plan by personal check or money order payable to the Chase Manhattan Bank of at least $1,000, or by authorizing automatic electronic debits of at least $100 per month. After enrollment, he may elect to

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          make  occasional  OCIs by cash  payment  or  by  electronic debit, if any related  OCCs  are  accompanied by, or in the
          case  of  electronic  debits  preceded   by,  documentation
          acceptable to the Administrator. Ongoing OCIs by cash payment may be made no more frequently than once each calendar month; those by electronic debit may be made no more frequently than as set forth in Section 2.4. After the initial OCI, any Participant who elects to make OCIs must invest at least $100 for any single OCI, and in any calendar month the sum of all OCIs made that month by him may not exceed $10,000, except that an employee of the Company or any subsidiary may make OCI's through payroll deductions of $40 or more per deduction.

               2.4. OCIs by Electronic Debit. A Participant may transmit OCCs to the Administrator by electronic debit from his designated bank account of at least $100. Elec-tronic debits may be occasional or periodic, but all periodic debits must comply with limitations established by the Administrator from time to time. Until otherwise so established, a Participant may elect that all his periodic electronic debits will be made monthly on the fifteenth day of each month, except that, if any such day is not a Business Day, it will be made on the first Business Day thereafter. If at any time the designated electronic transfer route or bank account proves unusable for any reason, the Administrator will so advise the Participant of the failed transmission and of its resulting inability to execute the transaction.

               2.5. Dividend Payment Method. Dividends paid on Participating Securities will be reinvested in Stock and credited as Plan Shares to the appropriate Accounts. Dividends paid on non-Participating Stock will be paid by check to the Participant unless he elects that payment be sent by electronic fund transfer to his designated bank account. If the designated electronic fund transfer route or bank account proves unusable for any reason, the Administrator will send a check for the subject Dividend to the Participant with an advice of the failed transmission and of the resulting inability to execute the deposit.

                       ARTICLE III - STOCK PURCHASE PROCEDURES

               3.1. Source of Stock. All Dividends and OCCs will be invested in either (i) Directly Issued Stock or (ii) in Stock purchased in the Open Market, as determined by the Company. The Company may not change its determination more than once every three months nor in the absence of a documented determination by its Board or chief financial officer that its need to raise additional capital has changed or that there is another valid reason for such change, unless Company counsel advises that compliance with such requirements is no longer necessary or advisable under the federal securities laws.

               3.2. OCIs. (a) For an Investment Date with respect to which the Company elects to sell Directly Issued Stock to the Plan, it will issue to the Administrator upon its receipt of the funds described herein an integral number of shares of Stock equal to (i) the total OCCs held by the Administrator that are not Ineligible Funds, divided by
          (ii) the Company Purchase Price, in each case as of such Investment Date.

                 (b)For an Investment Date with respect to which the Company elects to effect OCIs through Open Market purchases, the Administrator shall, if it is an Independent Agent, or shall cause an Independent Agent to, purchase an integral number of shares of Stock in the Open Market equal

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          to  (i)  the  amount of OCCs held by the Administrator that are not Ineligible Funds, divided by (ii) the Market Purchase Price, in each case as of such Investment Date.

                 (c)The Administrator shall credit to the Account of each investing Participant the number of Book Shares that represents his proportionate interest in the Stock purchased for an Investment Date.

               3.3. Reinvestment. (a) On or before each dividend payment date, pursuant to its established practice, the Company will remit to the Administrator the applicable
          Reinvestment Fund to be invested in either (i) Directly Issued Stock or (ii) Stock purchased in the Open Market, as determined by the Company.

                 (b)For Reinvestment Funds used to purchase Directly Issued Stock, the Company will issue to the Administrator an integral number of shares of Stock equal to (i) the amount of the Reinvestment Funds that are not Ineligible Funds, divided by (ii) the Company Purchase Price, in each case for the relevant dividend payment date.

                 (c)For Reinvestment Funds used to purchase Stock in the Open Market, the Administrator will, if it is an Independent Agent, or shall cause an Independent Agent to, purchase an integral number of shares of Stock in the Open Market equal to (i) the amount of the Reinvestment Fund that are not Ineligible Funds, divided by (ii) the Market Purchase Price, in each case with respect to the relevant dividend payment date.

                 (d)The Administrator shall credit to the Account of each Participant with Participating Stock in regard to which a portion of such Dividend was paid the number of Book Shares that represents his proportionate interest in the Stock so purchased under paragraphs (b) and (c).

                ARTICLE IV - SALES, GIFTS, TRANSFERS, AND WITHDRAWALS

               4.1 Sales. A Participant may request that all or a portion of the whole Plan Shares in his Account be sold. If the Administrator is not an Independent Agent, it will forward sale instructions to the Independent Agent. The Administrator will, if it is an Independent Agent, or will cause an Independent Agent to, sell such Plan Shares in the Open Market as soon as feasible at its discretion, pursuant to Section 5.5 and in accordance with general commercial law, stock transfer requirements, and federal and state securities laws. As soon as practicable following receipt of proceeds from the sale, the Administrator will send to the Participant a check for the total number of such Plan Shares sold multiplied by their Market Sale Price, less any applicable deductions and withholdings required by law. Fractional Plan Shares may be sold only if the selling Participant is withdrawing completely from Plan participation or his Account is being terminated and he has elected to sell his Plan Shares in connection therewith.

               4.2  Transfers.  A Participant may elect   to transfer
          by gift or private sale to another Participant's Account or
          to an Account   to  be  established  for the transferee any
          number of his Plan Shares.  Unless   the   Administrator is
          instructed   otherwise,  all  shares so transferred will be
          credited to the appropriate transfer Account as Book Shares.
          Fractional      Plan   Shares   may  be   transferred  from

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          one   Account  to   another  only  if  the  transferor   is
          withdrawing completely  from  Plan  participation.   If the
          transferee is already a Participant as of the date on which Plan Shares are credited to his Account, the payment of Dividends allocable to the transferred Plan Shares will be made according to the instructions previously provided by the transferee for his Account. If not, the Administrator will open an Account in his name, and send the transferee a
          Prospectus   and  any  related  documentation  as  soon  as
          reasonably practicable, whereupon the transferee will be eligible to submit OCCs to the Plan.

               4.3. Classification of Record Shares. If a Participant has elected that a portion, but not all, of his Record Shares will be Participating Stock and he subsequently transfers fewer than all his Record Shares, non-Participating Stock will be deemed to have been transferred before any Participating Stock, unless he instructs the Administrator otherwise.

               4.4. Withdrawal. If a Participant elects to withdraw partially or completely, the Administrator will transfer or reclassify all whole shares of Stock in his Account that are subject to such election to a record account for him. Any fractional Plan Share will be sold in the open market as soon as practicable after the Administrator receives the election, and it will send the Participant a check for a proration of the Market Sales Price applicable to such fractional Plan Share, less any applicable deductions and withholdings required by law. If, however, the Participant requests to sell or transfer all or a portion of the Stock in his Account upon withdrawal, the relevant provisions of Sections 4.1 and 4.2 will apply to such sales or transfers, respectively. If the Administrator receives a Participant's election to withdraw on or after the record date for a Dividend payment but before the related payment date, it may, in its discretion, either reinvest the Dividend in Stock for his benefit before processing the withdrawal or pay the Dividend to him by check.

               4.5. Termination of Participation. The Company or the Administrator may, in their discretion, terminate a Participant's participation at any time and will do so if a Participant's continued participation is not considered to be in the Company's best interests. As the objective of the Plan is to encourage long-term investment, excessive activity in a Participant's account does not serve this objective and may cause the Company or the Administrator to terminate the eligibility of a Participant and his Account. The Company or the Administrator may terminate a Participant's Account by sending him written notice of termination. In connection therewith, the Administrator shall transfer or reclassify all whole shares of Stock in his Account to a record account for him, and shall send any certificates for such whole shares of Stock to him. Any Fractional Plan Share will be sold in the open market as soon as practicable after the date of such termination, and the Administrator will send the Participant a check for a proration of the Market Sales Price applicable to such fractional Plan Share, less any applicable deductions and withholdings required by law. If, however, the Participant requests to sell or transfer all or a portion of the Stock in his Plan Account upon such termination, the relevant provisions of Sections 4.1 and 4.2 will apply to such sales or transfers, respectively.

               4.6. Pledge  of  Plan  Shares.   A Participant may not
          pledge Book Shares until he has obtained from the Administrator one or more certificates for such shares pursuant to Section 5.7. All Plan Shares pledged by a Participant will continue to be Participating Securities, unless he instructs the Administrator otherwise.

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                   ARTICLE V - INVESTMENT PROCEDURES AND ACCOUNTING

               5.1. Registration of Stock Under the Plan. All Stock purchased by the Administrator for the Plan will be registered on the Company's stock records in the name of the Administrator's nominee. A Participant may at any time submit Certificated Shares for safekeeping by the Administrator, which, unless the Participant requests otherwise, will remain registered on the Company's shareholder records in his name.

               5.2. Commingling  of  Assets.    For  the  purpose  of
          making, or causing to be made, purchases and sales of Stock for the Plan, the Independent Agent is entitled to commingle each Participant's funds or the Stock held on his behalf with the funds or Stock, respectively, held on behalf of all other Participants.

               5.3. Statement of Account. The Administrator shall send to each Participant a statement of account as soon as practicable after any purchase of Stock for him, which shall be in addition to other statements of account to be delivered under other provisions hereof.

               5.4. Stock Splits, In-Kind Distributions,  and  Rights
          Offerings. Any Stock distributed as an in-kind distribution or stock split on Plan Shares will be credited as Book Shares to the Accounts of the respective Participants in proportion to the Plan Shares held in their Accounts. Any rights distributed that are deemed to be attached to the Stock will attach to all Plan Shares, and will be allocated to the Accounts of the respective Participants in proportion to the Plan Shares held in their Accounts. All communications in respect of such rights will be distributed to the Participants pursuant to Section
          6.2. To exercise any such rights attached to any Book Shares in a Participant's Account, he must first request certificates pursuant to Section 5.7 for the Plan Shares associated with his rights and then exercise them in accordance with the procedures applicable to such rights.

               5.5. Timing of Investments and Sales. (a) The Administrator will, if it is an Independent Agent, or will cause an Independent Agent to, sell Stock in any Account as soon as practicable following the Administrator's receipt of a direction from a Participant to do so, except when deferral is necessary under applicable federal or state securities laws.

                 (b)The Administrator shall, if it is an Independent Agent, or shall arrange with the Independent Agent to, purchase Stock at least once each month if there are any outstanding OCCs not yet invested. The Administrator shall arrange for purchase of Stock with a Reinvestment Fund no later than thirty days after the relevant dividend payment date. Any OCCs not invested in Stock within thirty-five days after receipt thereof will be promptly returned to the relevant Participant. No interest will be paid on Dividends or OCCs held pending investment or return.

               5.6. Timely Receipt of Instructions. (a) If before a scheduled Investment Date the Administrator receives from a Participant an instruction not to invest all or any portion of an OCC previously delivered by him, the OCC will be returned to him as soon as practicable.

                 (b)If on or before a Record Date the Administrator receives from a Participant instructions to change a Dividend payment method for him, the revised payment method will be implemented beginning with such Record Date.

                                        -5-

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                 (c)If the Administrator  receives from a Participant
          instructions to transfer his Plan Shares, or a transfer occurs, on or after an Ex-Dividend Date but before the
          related  dividend  payment  date,   the  transfer  will  be
          processed without Dividend rights to  the  transferee.   As
          soon as practicable following the receipt of the Dividend allocable to such Plan Shares, the Administrator will reinvest the Dividend for the transferor Participant's benefit.

               5.7. Requests for Certificates. A Participant may, at any time or from time to time, elect to receive one or more certificates for all or a portion of his whole Book Shares, or the Certificated Shares held for safekeeping will be sent to him within thirty days of receipt of the request.

               5.8. Fractional Plan Shares. Fractional Plan Shares will (i) be recorded as Book Shares, (ii) not have voting rights but will accrue Dividends on a proportionate basis and (iii) not be liquidated except upon complete withdrawal from or the termination of the Plan.

               5.9. Company Participation. If a Participant delivers an OCC to the Company, the Company will send it to the Administrator by the opening of business on the next Business Day if it is received by noon or by noon of the next Business Day if it is received after noon.

                      ARTICLE VI - PARTICIPANTS AS SHAREHOLDERS

               6.1. Shareholders. A Participant will be recognized as a shareholder for purposes of admission to the Company's shareholder meetings, voting and disposing of the Stock in his Account and the communications that the Company sends to its shareholders, if (a) he has not alienated the voting or dispositive authority over Stock in his Account, other than pursuant to a valid proxy solicitation, and (b) either the Company's stock records or the Administrator's Plan records contain his name and address.


               6.2. Communications and Voting. The Company shall send or forward to each Participant proxy solicitation materials and other general Company shareholder written communications, consent solicitation materials, or rights offering materials or notices. A Participant shall have the exclusive right to exercise all voting rights respecting his Plan Shares and may vote his Plan Shares in person or by proxy, except that he will have no voting rights with respect to any fractional Plan Shares in his Account. Stock in a Participant's Account will not be voted unless he or his proxy votes them.

               6.3. Solicitation. In the case of solicitation of the exercise of Participant's rights by the Company's management and other persons under a proxy or consent provision applicable to all beneficial holders of Stock or under a tender offer or exchange offer, the Administrator will notify them of each occasion for the exercise of their rights within a reasonable time before they must be exercised, including all information distributed by the Company to Holders regarding the exercise of such rights.

                          ARTICLE VII - PLAN ADMINISTRATION

               7.1. Costs. Costs of mailings, materials, and other administration of the Plan will be paid by the Company. Applicable taxes incurred in connection with Stock sales will be borne by the Participants. Other than set forth



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          below,  fees  and  other   charges  will  not  be  paid  by
          Participants unless the Company determines otherwise and the amount thereof is disclosed in the Prospectus. Until changed by the Company, Participants will be charged a sales fee of $15 per transaction, plus a $.12 per share trading fee, and an additional $25 per transaction where any part of the sale proceeds are to be sent to the
          Participant  by  electronic  funds transfer.   Participants
          will also be charged a $25 fee for returned checks or rejected electronic funds transfers and a fee of $25 for
          furnishing  duplicate  statements  over  two   years   old.
          Applicable  fees  will be deducted from OCCs, sale proceeds
          or  Reinvestment Funds.   If  a  person  is  a  Participant
          through   an   Individual  Retirement  Account  established
          through First Trust Corporation, or any other entity determined by the Company, annual fees to such entity, if not paid separately, will be deducted from his initial investment in the Plan or by selling sufficient Stock in his Account to pay the fee.

               7.2. Control of Transactions.   With  regard  to  Open
          Market purchases and sales of Stock, neither the Company nor the Administrator, unless it is serving as the Independent Agent, has any authority to direct the time or price at which Plan Shares may be purchased or sold, the amount of shares to be included in a transaction, the markets on which they are to be purchased or sold, or the selection of the broker or dealer, other than the selection of the Independent Agent by the appropriate party, through or from whom transactions may be made, except that such transactions will be made in accordance with the Plan. The Company may perform only purely clerical and ministerial functions in connection with Stock transactions and the administration of the Plan. Purchase and sales of Stock on the Open Market may be executed upon the terms and subject to the conditions respecting price and delivery as the Administrator, if it is an Independent Agent, or the Independent Agent, determines to be appropriate.

               7.3. Modification and Termination of the Plan. The Company may at any time and from time to time, at its sole option, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; but no such amendment shall result in a distribution to the Company of any Plan Shares or cash in any Participant's Account. Upon complete termination of the Plan, the Accounts of all Participants or, upon the partial termination of the Plan, the Accounts of all affected Participants, will be converted, respectively, to record accounts. The Administrator shall send to each affected Participant prior written notice of such Plan or Account termination and of the conversion of Accounts to Record Accounts. The fractional Plan Shares of each such Participant will be liquidated at a cash value equal to a proration of the Company Purchase Price as of the effective date of such termination, less applicable deductions and withholdings required by law, and as soon as practicable the Administrator will send each such Participant a check for the cash value of his fractional Plan Share.

               7.4. Sale Upon Plan Termination or Account Termination. If a Participant notifies the Administrator of his desire to sell or transfer all or a portion of the Stock in his Account upon the termination of the Plan or of his Account, such sales or transfers shall be effected pursuant to the relevant provisions of Article IV.

                  ARTICLE VIII - ADMINISTRATOR AND INDEPENDENT AGENT

               8.1. Administrator. The Administrator will be appointed by the Company, which appointment may be revoked by it, or the Administrator may resign, upon 30 days'

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          notice.  The Company shall make such arrangements regarding compensation of the Administrator and reimbursement of expenses as it deems reasonable and appropriate.

               8.2. Administrator's Authority and Duties. The Administrator shall have the authority and responsibility to manage the aspects of the Plan's operation and administration that are assigned as its responsibility and as determined by the Company from time to time. It shall have the power and duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities, but will not be liable for its inability to buy or to sell Stock as a result of the closing of one or more of the markets on which the Stock is traded.

               8.3. Independent Agent. If the Administrator is not eligible to serve as the Independent Agent, it shall select the Independent Agent and shall make arrangements and enter into agreements with the Independent Agent in connection with the activities contemplated by the Plan.

               8.4. Independent  Agent's  Authority and Duties.   The
          Independent Agent will have the authority and responsibility to manage the aspects of the operation and administration that are assigned as its responsibility and as determined by the Administrator from time to time. It shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities.

                        ARTICLE IX - MISCELLANEOUS PROVISIONS

               9.1. Governing  Law.   This  Plan  shall be construed,
          regulated and administered under the laws of the State of Louisiana.

               9.2. Agreement by Participants. Each Participant, as a condition of participation herein, for himself, his heirs, devisees, legatees, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto and all actions of the Company, the Administrator, and the Independent Agent hereunder.

               9.3. Headings. The headings and subheadings in this Plan are for convenience of reference only and are not to be used in construing the Plan.

               9.4. Absence of Guarantee. Neither the Company nor the Administrator guarantees the Plan or Plan Participants against loss or depreciation, or guarantees the payment or amount of any future Dividends. Unless otherwise provided by law, the Company, its directors, officers, employees, and agents, the Administrator, and the Independent Agent shall in no manner be liable to any Participant with respect to the price or performance of the Stock held for the Plan.

               9.5. Liability. The Company, its directors, officers, employees, and agents, the Administrator, and the Independent Agent shall not be liable under the Plan for any act performed in good faith or for any good faith omission to act including, without limitation, any claims for liability (a) arising out of failure to terminate an Account upon a Participant's death absent valid transfer instructions pertaining to the Stock in the subject Account and (b) the price at which Stock is purchased or sold for Accounts and the time they are made.

               9.6. Communication. Any written communication from the Administrator to a Participant will be sent by first class mail to the Participant's address as shown on the Administrator's records.

               9.7. Interpretation. If any provision of this Plan conflicts with any statement in any prospectus related to the Plan, the statement shall prevail, and this Plan shall be deemed to be amended to conform to such statement without any further action by the Company or the Administrator.

                               ARTICLE X - DEFINITIONS

               The following terms shall have the meanings indicated.

               Account: As to any Participant, the account maintained by the Administrator recording his Plan Shares and any cash held by it pending investment or return to him.

               Administrator: The Person appointed from time to time by the Company to act as the Plan's administrator and as custodian for the Stock purchased for the Plan or received for safekeeping, the Plan Shares held for Participants, and all funds received for investment under the Plan. Until otherwise determined by the Company, the Administrator will be Chase Manhattan Bank, which may use its affiliate, ChaseMellon Shareholder Services, L.L.C., or other affiliates, to perform all or part of its duties.

               Book Shares: A Participant's proportionate interest in Stock held in nominee name by the Administrator for the Plan, as to which his ownership is evidenced solely by the book entry in Plan records, and not by any certificate.

               Business Day:   Any weekday on which the Administrator
          conducts normal business operations, exclusive of federal banking holidays.

               Certificated Share:    A  share  of  Stock for which a
          valid certificate is outstanding.

               Company Purchase Price: The average of the high and low per share sales prices of Stock, as reported on the American Stock Exchange for the date in question or, if there is no reported sale on such date, on the last preceding day on which any reported sale occurred. The date in question shall be the relevant Investment Date for OCIs in Directly Issued Stock and the relevant dividend payment date for Reinvestments in Directly Issued Stock.

               Directly Issued Stock:   Shares of Stock sold directly
          by the Company under the Plan.

               Dividend:   Cash dividends paid on Stock.

               Exchange Act:   The Securities Exchange  Act  of 1934,
          as   amended   from  time  to  time,   and  the  rules  and
          regulations thereunder.

               Ex-Dividend Date: The date as of the which The American Stock Exchange lists the Stock as being subject to transfer without dividend rights to the transferee.

                He, His or Him:   Includes she, hers or her and it or its.

                Holder:   The Person whose name and taxpayer identification
           or social security number, where applicable, are recorded on the Company's records.

                Independent Agent: An agent independent of the Company that satisfies applicable legal requirements, including those of Regulation M and Rule 10b-18 under the Exchange Act, and who, in the absence of the eligibility of the Administrator to serve as such, has been selected by the Administrator pursuant to Section
           8.3 to serve as an independent agent to make Open Market purchases and sales of Stock for the Plan. Unless ineligible, the Administrator will be the Independent Agent.

                Ineligible Funds: As of any date with respect to any OCCs, Dividends received or held by the Administrator from or on behalf of any Participant, any portion of which it must return to him under Section 5.5 or Section 5.6 as of such date.

                Investment Date: The date in each calendar week selected by the Administrator or by the Independent Agent as of which Stock is purchased or begun to be purchased for the Plan with OCCs, either in the Open Market or as Directly Issued Stock.

                Market Purchase Price: With respect to Stock purchased on the Open Market in connection with an Investment Date or a dividend payment date, the weighted average price per share of all shares of Stock purchased on the Open Market under the Plan in connection with such Investment Date or dividend payment date, without deduction for charges, expenses, fees, and commissions directly incurred in connection with such purchases.

                Market Sale Price: With respect to Stock sold in the Open Market on a particular date the weighted average price per share of all shares of Stock sold in the Open Market under the Plan on such date after deduction for applicable fees and the weighted average per share amount of brokerage commissions and any other costs directly incurred in connection with such sales.

                Open Market:   Any securities  exchange  on which the Stock
           is traded, the over-the-counter market, or negotiated transactions, except transactions with the Company or its affiliates.

                Optional  Cash Investment or OCI:   The voluntary  purchase
           by a Participant of Stock under the Plan with OCCs.

                Participant:    Any  person who has met the requirements of
           Section 2.1 regarding enrollment and investment and has not revoked his elections.

                Participating Stock: The Stock of a Participant, whether held in a record account or a Plan Account, the Dividends payable in respect of which have been designated by him on an enrollment form to be reinvested under the Plan. All Book Shares of a Participant shall be Participating Stock.

                Person:      Any   individual,   corporation,  partnership,
           limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization.

                Plan Shares: As to any Participant, (a) the Certificated Shares held in his name on the Company's stock records and credited to his Account as Participating Securities and (b) the Book Shares held in his Account.

                Prospectus:   The prospectus for the offering  of shares of
           Stock under the Plan filed by the Company under the Securities Act of 1933.

                Record Date:    The date established by the Company's Board
           to determine Holders and Plan Participants for the purpose designated by the Board at the time.

               Record  Stock:    All  Stock credited  to  any  Holder
          account on the Company's securities records reflecting Stock ownership, excluding all Plan Accounts.

               Reinvestment:     The   purchase  of  Stock  with  the
          Dividends on Participating Securities received by the Administrator for credit as Plan Shares.

               Reinvestment Fund: The total amount of Dividends allocable to Participating Stock for a given dividend payment date, less applicable withholdings and deductions required by law, and paid by the Company to the Administrator with respect to such Participating Stock.

               Street Name Owner: Any Person other than a Participant who has voting or dispositive authority over Stock registered on the Company's securities records, not in his name, but in the name of a third party bank, broker, nominee, or trustee.